                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption 'Experts' in the Registration Statement (Form S-4) and related Prospectus of YouthStream Media Networks, Inc. for the registration of 30,849,564 shares of its common stock and to the incorporation by reference therein of our report dated August 30, 1999, with respect to the consolidated financial statements of Network Event Theater, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.

                                         /s/ ERNST & YOUNG LLP

New York, New York
January 20, 2000